Exhibit 99.1

          Cheniere Energy Reports First Quarter 2006 Results

    HOUSTON--(BUSINESS WIRE)--May 5, 2006--Cheniere Energy, Inc. (AMEX:LNG) reported a net loss of $15.8 million, or $0.29 per basic and diluted share for the first quarter of 2006, compared to a net loss of $9.4 million, or $0.18 per basic and diluted share during the corresponding period in 2005. The major factors contributing to the net loss during the first quarter of 2006 were LNG terminal and pipeline development expenses of $8.3 million, including $.8 million of non-cash compensation expense relating to stock options, general and administrative expenses of $13.2 million including $3.5 million of non-cash compensation expense relating to stock options, and interest expense of $11.1 million. These factors were partially offset by interest income of $9.5 million and a tax benefit of $7.4 million. The comparable factors for the corresponding prior-year period were LNG receiving terminal development expenses of $5.4 million and general and administrative expenses of $5 million.
    Cheniere Energy's working capital at March 31, 2006 was $807.1 million, compared with $810.1 million at December 31, 2005. The change was primarily the result of working capital used for the construction of Phase 1 of the Sabine Pass LNG receiving terminal and working capital used in operating activities. These were offset by $70 million borrowed under the Sabine Pass Credit Facility.
    As of January 1, 2006, Cheniere Energy adopted SFAS No. 123R, Share-Based Payment, which requires that all share-based payments to employees be recognized in the financial statements based on their fair value at the date of grant. As a result, Cheniere recorded $4.3 million of non-cash compensation expense related to stock options in the first quarter of 2006.
    For additional information please refer to the Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the period ended March 31, 2006, filed with the Securities and Exchange Commission.

    Cheniere Energy, Inc.

    Cheniere Energy is developing a platform of three, 100% owned LNG receiving terminal projects along the U.S. Gulf Coast. The three terminals will have an aggregate send-out capacity of 9.9 billion cubic feet of natural gas per day. Cheniere plans to leverage its terminal platform by pursuing related LNG business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal, is a partner in an LNG shipping venture, and engages in oil and gas exploration in the shallow waters of the U.S. Gulf of Mexico.
    Cheniere is based in Houston, Texas, with offices in Johnson Bayou, Louisiana, and Paris, France. Additional information about Cheniere may be found on the company's Web site at www.cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.


                         Cheniere Energy, Inc.
                    Selected Financial Information
                          (in thousands) (1)

                                       Three Months Ended March 31,
                                    ----------------------------------
                                          2006             2005
                                    ----------------- ----------------
                                                      (as adjusted)(2)

Revenues                                        $422             $737
                                    ----------------- ----------------
Operating costs and expenses
    LNG receiving terminal and
     pipeline development expenses             8,313            5,424
    Exploration costs                            838              542
    Oil and gas production costs                  51               56
    Depreciation, depletion and
     amortization                                606              205
    General and administrative
     expenses                                 13,181            4,990
                                    ----------------- ----------------
         Total operating costs and
          expenses                            22,989           11,217
                                    ----------------- ----------------

Loss from operations                         (22,567)         (10,480)

Equity in net loss of limited
 partnership                                      --             (844)
Derivative gain                                  761               --
Interest expense                             (11,138)              --
Interest income                                9,544            1,793
Other income                                     176               --
Income tax benefit                             7,413               --
Minority interest                                 --               97
                                    ----------------- ----------------
Net loss                                    $(15,811)         $(9,434)
                                    ================= ================

Net loss per common share--basic and
 diluted                                      $(0.29)          $(0.18)
                                    ================= ================

Weighted average number of common
 shares outstanding--basic and
 diluted                                      54,217           52,364
                                    ================= ================


                                       March 31,       December 31,
                                          2006              2005
                                   ------------------ ----------------
                                      (unaudited)     (as adjusted)(1)

Cash and cash equivalents                   $678,098         $692,592
Restricted cash and cash
 equivalents                                 144,948          160,885
Advances to EPC contractor                        --            8,087
Other current assets                          16,751            9,899
Non-current restricted cash and
 cash equivalents                             15,234           16,500
Property, plant and equipment, net           341,695          280,106
Debt issuance costs, net                      41,297           43,008
Goodwill                                      76,844           76,844
Other assets                                  17,484            2,226
                                   ------------------ ----------------
Total assets                              $1,332,351       $1,290,147
                                   ================== ================

Current liabilities                          $32,731          $61,322
Long-term debt                               986,000          917,500
Deferred revenue                              41,000           41,000
Other liabilities and minority
 interest                                         --            1,784
Stockholders' equity                         272,620          268,541
                                   ------------------ ----------------
Total liabilities and stockholders'
 equity                                   $1,332,351       $1,290,147
                                   ================== ================

(1) Please refer to Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the period ended March 31, 2006, filed with the Securities and Exchange Commission.

(2) Effective January 1, 2006, Cheniere converted from the full cost method of accounting to the successful efforts method of accounting for its investment in oil and gas properties. The change in accounting methods constitutes a "Change in Accounting Principle," requiring that all prior period financial statements be adjusted to reflect the results and balances that would have been reported had the company been following the successful efforts method of accounting from its inception. The cumulative effect of the change in accounting method as of December 31, 2005 was to reduce the balance of our net investment in oil and gas properties and retained earnings by $18.0 million. The change in accounting methods resulted in a net loss increase of $219,000, or $0.00 per basic and diluted share for the first quarter in 2005. The change in method of accounting has no impact on cash or working capital.

    CONTACT: Cheniere Energy, Inc., Houston
             David Castaneda, 713-265-0202
             or
             Christina Cavarretta, 713-265-0208